Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SeaBright Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, M. Philip Romney, Vice President - Finance, Principal Accounting Officer and Assistant Secretary (acting principal financial officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 8, 2011

/s/ M. Philip Romney M. Philip Romney Vice President - Finance, Principal Accounting Officer and Assistant Secretary (acting principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SeaBright Holdings, Inc. and will be retained by SeaBright Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.